Exhibit 10.1

FORM OF NON-REDEMPTION AGREEMENT

This Non-Redemption Agreement (“Agreement”) dated April [    ], 2023, by and among the entities listed on Exhibit A (collectively, the “Holder”), Juniper II Management, LLC, a Delaware limited liability company (the “Insider”), and Juniper II Corp., a Delaware corporation (the “Company”).

RECITALS:

A. The Company will hold a special meeting of stockholders (the “Meeting”) to consider and act upon, among other things, a proposal (the “Extension Proposal”) to amend the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate an initial business combination (a “Business Combination”) from May 8, 2023 (the “Current Outside Date”) to November 8, 2023 (such date, the “First Extended Date”), and to allow the Company, without another stockholder vote, by resolution of the Company’s board of directors, to elect to further extend the First Extended Date in one-month increments up to three additional times, or a total of up to nine months after the Current Outside Date, until February 8, 2024 (each, an “Additional Extended Date”, and together with the First Extended Date, the “Extension”).

B. The Holder is willing not to request redemption in connection with the Extension, or to reverse any previously submitted redemption demand, of certain of the shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) issued in the Company’s initial public offering held by such Holder upon the terms set forth herein.

IT IS AGREED:

1. Non-Redemption. The Holder hereby agrees either not to request redemption in connection with the Extension or to use commercially reasonable efforts to request that the trustee of the Trust Account (as defined below) to reverse any previously submitted redemption demand in connection with the Extension with respect to the aggregate number of shares of Class A Common Stock set forth on Exhibit A hereto (“Non-Redeemed Shares”) it holds; provided that in no event will Holder be required to hold a number of shares of Class A Common Stock representing in excess of 9.9% of the total number of shares of Class A Common Stock of the Company outstanding based on the information set forth in the Redemption Notice (as defined below). The Non-Redeemed Shares held by the Holder shall not be subject to any transfer restrictions other than with respect to the first sentence of this Section 1, and the Holder shall have no obligation to hold any shares of Class A Common Stock following the date of the Meeting. Nothing in this Agreement is intended to restrict or prohibit the Holder’s ability to redeem any shares of Class A Common Stock other than the Non-Redeemed Shares. The Company covenants and agrees to publicly file a Redemption Notice (as defined below) no later than 9:00 AM Eastern Time on the business day prior to the date of the Meeting (or such earlier time as necessary to allow Holder the reasonable opportunity to reverse any previously submitted redemption demand in connection with the Extension).

The “Redemption Notice” is a Current Report on Form 8-K under the Exchange Act that provides (i) the number of shares of Class A Common Stock remaining following the submission and non-reversal of redemption requests following the redemption deadline for the Extension; (ii) the number of unaffiliated parties with whom the Company has entered non-redemption agreements in connection with the Extension; and (iii) the maximum aggregate number of shares of Class A Common Stock that such unaffiliated parties have agreed either not to request redemption in connection with the Extension or to use commercially reasonable efforts to request that the trustee of the Trust Account to reverse any previously submitted redemption demand in connection with the Extension.

2. Forfeiture of Class B Common Stock and Issuance of Class A Common Stock.

(a) In consideration of the agreement set forth in Section 1 hereof, immediately prior to, and substantially concurrently with, the closing of a Business Combination (“Closing”), the Company shall issue (the “Share Issuance”) to the Holder a number of shares of Class A Common Stock equal to the Forfeited Shares (as defined below). The shares of Class A Common Stock shall be issued directly to the Holder in book-entry form on the books and records of the Company’s transfer agent electronically via the Direct Registration System of the Depository Trust Company or in such other manner as the Insider, the Company and the Holder shall agree upon Closing. The shares of Class A Common Stock issued to the Holder pursuant to this Section 2(a) shall be the “Share Issuance Shares”.

(b) In connection with the Share Issuance pursuant to Section 2(a), immediately prior to, and substantially concurrently with, the Closing, the Insider (or its designees) will surrender and forfeit (the “Insider Forfeiture”) to the Company for no consideration the aggregate number of shares of Class B common stock, par value $0.0001 per share, of the Company set forth on Exhibit A held by the Insider (or its designees) (the “Class B Common Stock” and, such shares of Class B Common Stock to be surrendered and forfeited, the “Forfeited Shares”).

(c) In connection with the Share Issuance pursuant to Section 2(a), the Holder shall be entitled to the registration rights set forth in that certain Registration and Stockholders Rights Agreement, dated as of November 3, 2021 (the “Registration Rights Agreement”), among the Insider, the Company and the other parties thereto in respect of all shares held by Holder, and the Company, the Insider and the Holder shall execute a joinder thereto whereby the Holder shall become a “Holder” (as defined therein) and the shares of Class A Common Stock acquired in the Share Issuance shall be “Registrable Securities” (as defined therein).

(d) The Holder shall not be required to forfeit, transfer or refrain from transferring any shares of Class A Common Stock received by it pursuant to Section 2. The Insider acknowledges and agrees that the Insider shall not subject the shares of Class B Common Stock that are required to be surrendered and forfeited pursuant to Section 2(a) to any earn-outs, forfeitures, transfers, surrenders, claw-backs, disposals, exchanges, restrictions, amendments or similar arrangements in connection with the Business Combination, and the Insider and the Company acknowledge and agree that any shares of Class A Common Stock received by the Holder in the Share Issuance shall not be changed or reduced as a result of or subject to any earn-outs, forfeitures, transfers, restrictions, amendments or other arrangements agreed to by the Insider with respect to its other shares of Class B Common Stock.

(e) If at any time the number of outstanding shares of Class A Common Stock or Class B Common Stock of the Company is increased or decreased by a consolidation, combination, split or reclassification of the Class A Common Stock or Class B Common Stock or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in outstanding shares of Class A Common Stock or Class B Common Stock of the Company. For the avoidance of doubt, any redemptions of shares of Class A Common Stock of the Company shall not result in the reduction of the number of Share Issuance Shares to be issued to the Holder.

3. Representations and Covenants of the Holder.

(a) The Holder hereby represents and warrants to the Insider and the Company that:

(i) The Holder, in making the decision to receive the shares of Class A Common Stock from the Company pursuant to this Agreement, has not relied upon any oral or written representations or assurances from the Insider or any of the Insider’s or the Company’s officers, directors, partners or employees or any other representatives or agents. The Holder further understands that no federal or state agency has passed upon or made any recommendation or endorsement of the acquisition of the shares of Class A Common Stock.

(ii) This Agreement has been validly authorized, executed and delivered by the Holder and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable against the Holder in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Holder does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Holder is a party which would prevent the Holder from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Holder is subject.

(iii) The Holder acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Holder’s own legal counsel and investment and tax advisors.

(iv) The Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the issuance of the shares of Class A Common Stock contemplated hereby will be made in reliance on, among other things, a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

(v) The Holder is acquiring the shares of Class A Common Stock solely for investment purposes, for such Holder’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and the Holder has no present arrangement to sell the shares of Class A Common Stock to be received hereunder to or through any person or entity except as may be permitted hereunder.

(vi) The Holder is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Class A Common Stock. The Holder is aware that an investment in the shares of Class A Common Stock is highly speculative and subject to substantial risks. The Holder is cognizant of and understands the risks related to the acquisition of the Class A Common Stock, including those restrictions described or provided for in this Agreement pertaining to transferability. The Holder is able to bear the economic risk of its investment in the Holder for an indefinite period of time and able to sustain a complete loss of such investment.

(vii) No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Holder in connection with the acquisition of the shares of Class A Common Stock nor is the Holder entitled to or will accept any such fee or commission.

(viii) The Holder understands that the shares of Class A Common Stock will be issued to the Holder in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth in this Agreement in order to determine the applicability of such provisions.

(b) The Holder acknowledges and agrees that the Share Issuance Shares are not entitled to, and have no right, interest or claim of any kind in or to, any monies held in the trust account established for the benefit of the Company’s public stockholders in connection with the Company’s initial public offering (the “Trust Account”) or distributed to the Company’s public stockholders as a result of any liquidation of the Trust Account.

(c) The Holder agrees, solely for the benefit of and, notwithstanding anything else herein, enforceable only by the Company, to waive any right that it may have to elect to have the Company redeem any Share Issuance Shares and agrees not to redeem or otherwise exercise any right to redeem, the Share Issuance Shares in connection with the Business Combination. For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit Holder’s ability to (i) redeem any shares of Class A Common Stock other than the Share Issuance Shares, (ii) trade or redeem any shares of Class A Common Stock (other than the Share Issuance Shares) in its discretion and at any time or (iii) trade or redeem any Share Issuance Shares in its discretion and at any time after the date of the Meeting.

4. Company Representations. The Company hereby represents and warrants to the Holder that:

(a) This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Company is a party which would prevent the Company from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Company is subject.

(b) The shares of Class A Common Stock to be issued by the Company pursuant to this Agreement, when issued to the Holder, shall be (i) duly authorized, validly issued, fully paid and non-assessable shares and (ii) free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws.

(c) The Company has not disclosed to the Holder material non-public information with respect to the Company.

(d) No Pending Actions. There is no action pending against the Company or, to the Company’s knowledge, threatened against the Company, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, or enjoin or materially delay the performance by the Company of its obligations under this Agreement.

(e) No General Solicitation. The Company has not offered the shares to be issued in the Share Issuance by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(f) Minimum Number of Non-Redeemers. The Company has used and continues to use commercially reasonably efforts to enter into one or more other non-redemption agreements in connection with the Extension (“Other Agreements”) that, together with this Agreement, obligate holders of shares of the Company’s Class A

Common Stock to either not to request redemption in connection with the Extension or to reverse any previously submitted redemption demand in connection with the Extension with respect to an aggregate number of 4,000,000 shares of Class A Common Stock.

5. Disclosure; Exchange Act Filings. As soon as practicable but in no event later than one business day after execution of this Agreement, the Company will file a Current Report on Form 8-K under the Exchange Act, reporting the material terms of this Agreement. Upon such filing, to the Company’s and Insider’s knowledge, Holder shall not be in possession of any material, nonpublic information received from the Insider or the Company or any of its officers, directors or employees. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. The Insider and the Company agree that the name of the Holder shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule.

6. Trust Account. Until the earlier of (a) the consummation of the Business Combination; (b) the liquidation of the Trust Account; and (c) 27 months from consummation of the Company’s initial public offering or such later time as the stockholders of the Company may approve, the Company will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, or maintain such funds in cash in an interest-bearing demand deposit account at a bank. In order to mitigate the current uncertainty surrounding the implementation of the Inflation Reduction Act of 2022, the Company further confirms that it will not utilize or withhold any funds from its Trust Account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of the shares of Class A Common Stock, including in connection with a liquidation of the Company if it does not effect a business combination prior to its termination date.

7. Entire Agreement: Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may be amended or modified only by written instrument signed by all parties, except for an automatic amendment pursuant to Section 14. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. If any provision of this Agreement is found to violate any statute, regulation, rule, order or decree of any governmental authority, court, agency or exchange, such invalidity shall not be deemed to affect any other provision hereof or the validity of the remainder of this Agreement, and such invalid provision shall be deemed deleted herefrom to the minimum extent necessary to cure such violation.

8. Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, inducement to enter and/or performance of this Agreement (whether related to breach of contract, tortious conduct or otherwise and whether now existing or hereafter arising) shall be governed by, and construed in accordance with the law of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other jurisdiction. Any dispute relating hereto shall be heard in the state or federal courts of the State of New York located in New York County, New York, and the parties agree to jurisdiction and venue therein. THE COMPANY, THE INSIDER AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LAWSUIT, CLAIM, OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

9. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

10. Termination. This Agreement shall become null and void and of no force and effect upon the earliest to occur of: (a) the date of the Meeting, if any of the Non-Redeemed Shares held by the Holder are actually redeemed in connection with the Meeting, other than as provided for in Section 1; (b) the mutual written consent of the parties hereto; and (c) the effectuation of the Extension and the delivery of the Share Issuance Shares to the Holder (provided that Holder’s rights to have the Share Issuance Shares included in the Registration Rights Agreement and the provisions of Sections 6, 7, 8, 9, 10, 11, 13 and 14 shall survive such termination). Notwithstanding any provision in this Agreement to the contrary, the Insider’s obligation to surrender and forfeit the Forfeited Shares to the Company and the Company’s obligation to issue the equivalent amount of share of Class A Common Stock to the Holder shall only take place immediately prior to, and substantially concurrently with, a Closing.

11. Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by another party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

12. Acknowledgement; Waiver. Holder (i) acknowledges that the Insider or the Company may possess or have access to material non-public information which has not been communicated to the Holder; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Insider, the Company or any of their respective officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including without limitation, any claims arising under Rule 10b-5 promulgated under the Exchange Act; and (iii) is aware that the Insider and the Company are relying on the truth of the representations set forth in Section 3 of this Agreement and the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

13. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties hereto; provided, that no such consent shall be required for any such assignment by Investor to one or more affiliates thereof.

14. Most Favored Nation. In the event the Insider or the Company enters one or more Other Agreements before or after the execution of this Agreement, the Insider and the Company represent that the terms of such Other Agreements will not be materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Holder. To avoid doubt, the Company and the Insider acknowledge and agree that a ratio of Non-Redeemed Shares to shares of Class A Common Stock issuable in the Share Issuance in any such Other Agreement in connection with the Extension that is more favorable to such other investors thereunder than such ratio in this Agreement is to the Holder would be materially more favorable to such other investors. In the event that another third party is afforded any such more favorable terms than the Holder, the Insider and the Company shall within one business day inform the Holder of such more favorable terms in writing, and the Holder shall have the right to elect in writing to the Company to have such more favorable terms included herein, in which case this Agreement shall automatically be amended to effect the same.

[Signature Page Follows]

JUNIPER II MANAGEMENT, LLC,
A Delaware limited liability company

By:

Name: Roger Fradin
Title: Manager

JUNIPER II CORP.,
A Delaware corporation

By:

Name: Murray Grainger
Title: Chief Executive Officer and Director

[HOLDER]

By:

Name:
Title:

EXHIBIT A

Account	EIN	Address	Class A Common Stock to be issued in the Share Issuance	Number of Non- Redeemed Class A Common Stock
			[•]	[•]
Total			[•]	[•]

Class B Common Stock	Number of Forfeited Shares
[•]